UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

(Exact name of registrant as specified in its charter)

Texas	1-3187	22-3865106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.95% General Mortgage Bonds due 2033	n/a	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2026, CenterPoint Energy Houston Electric, LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., BMO Capital Markets Corp., MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the underwritten public offering of $800,000,000 aggregate principal amount of the Company’s 4.85% General Mortgage Bonds, Series AR, due 2036 (the “Bonds”). The offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-272025-02).

The Bonds are being issued pursuant to a General Mortgage Indenture, dated as of October 10, 2002, as supplemented and amended (the “General Mortgage Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (successor in trust to JPMorgan Chase Bank), as trustee (the “Trustee”), as supplemented by the Thirty-Ninth Supplemental Indenture thereto, dated as of February 27, 2026, between the Company and the Trustee (the “Thirty-Ninth Supplemental Indenture”). The form, terms and provisions of the Bonds are further described in the officer’s certificate of the Company to be dated February 27, 2026 (the “Officer’s Certificate”) and the prospectus supplement of the Company dated February 24, 2026, together with the related prospectus dated May 17, 2023, as filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, on February 25, 2026, which description is incorporated herein by reference.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with the Company and its affiliates for which they have received, and will in the future receive, customary compensation. BNY Mellon Capital Markets, LLC, one of the Underwriters, is an affiliate of the Trustee.

A copy of the Underwriting Agreement, the General Mortgage Indenture, the Thirty-Ninth Supplemental Indenture and the form of Officer’s Certificate (including the form of the Bonds) have been filed as Exhibits 1.1, 4.1, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about the Company, any other persons, any state of affairs or other matters.

(d)	Exhibits.

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION
1.1	Underwriting Agreement, dated February 24, 2026, among the Company and BofA Securities, Inc., BMO Capital Markets Corp., MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as representatives of the several Underwriters named in Schedule I thereto.
4.1	General Mortgage Indenture, dated as of October 10, 2002, between the Company and the Trustee (incorporated by reference to Exhibit 4(j)(1) to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002).
4.2	Ninth Supplemental Indenture, dated as of November 12, 2002, to the General Mortgage Indenture, dated as of October 10, 2002, between the Company and the Trustee (incorporated by reference to Exhibit 4(e)(10) to the Annual Report on Form 10-K of CenterPoint Energy, Inc. filed on March 10, 2003).
4.3	Twentieth Supplemental Indenture, dated as of December 9, 2008, to the General Mortgage Indenture, dated as of October 10, 2002, between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company filed on January 9, 2009).
4.4	Thirty-Ninth Supplemental Indenture, dated as of February 27, 2026, to the General Mortgage Indenture, dated as of October 10, 2002, between the Company and the Trustee.
4.5	Form of Officer’s Certificate, to be dated as of February 27, 2026, setting forth the form, terms and provisions of the Bonds.
4.6	Form of the Bonds (included in Exhibit 4.5 hereto).
5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Date: February 25, 2026	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer